                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

================================================================================

                       POOLED AUTO SECURITIES SHELF LLC,
                                 as Depositor,

                                      and

                           WILMINGTON TRUST COMPANY,
                               as Owner Trustee


                        ______________________________

                             AMENDED AND RESTATED
                                TRUST AGREEMENT

                           Dated as of April 1, 2001

                        ______________________________


================================================================================

                               TABLE OF CONTENTS

                                                                                      Page
                                                                                      ----
                                       ARTICLE ONE

                                       DEFINITIONS

Section 1.01.    General Definitions..................................................  1
Section 1.02.    Other Definitional Provisions........................................  5
Section 1.03.    Interpretive Provisions..............................................  6

                                       ARTICLE TWO

                                       ORGANIZATION

Section 2.01.    Name.................................................................  7
Section 2.02.    Office...............................................................  7
Section 2.03.    Purposes and Powers..................................................  7
Section 2.04.    Appointment of Owner Trustee.........................................  8
Section 2.05.    Initial Capital Contribution of Trust Estate.........................  8
Section 2.06.    Declaration of Trust.................................................  8
Section 2.07.    Liability of Certificateholders......................................  8
Section 2.08.    Title to Trust Property..............................................  8
Section 2.09.    Situs of Issuer......................................................  9
Section 2.10.    Representations and Warranties of the Depositor......................  9
Section 2.11.    Federal Income Tax Matters........................................... 10

                                      ARTICLE THREE

                       TRUST CERTIFICATES AND TRANSFER OF INTERESTS

Section 3.01.    Initial Ownership.................................................... 12
Section 3.02.    The Certificates..................................................... 12
Section 3.03.    Authentication and Delivery of Certificates.......................... 12
Section 3.04.    Registration of Transfer and Exchange of Certificates................ 13
Section 3.05.    Mutilated, Destroyed, Lost or Stolen Certificates.................... 14
Section 3.06.    Persons Deemed Holders............................................... 15
Section 3.07.    Access to List of Certificateholders' Names and Addresses............ 15
Section 3.08.    Maintenance of Office or Agency...................................... 15
Section 3.09.    Appointment of Paying Agent.......................................... 16
Section 3.10.    Book-Entry Certificates.............................................. 16
Section 3.11.    Notices to Clearing Agency........................................... 17
Section 3.12.    Definitive Certificates.............................................. 17

                                                                                                     Page
                                                                                                     ----
                                              ARTICLE FOUR

                                        ACTIONS BY OWNER TRUSTEE

Section 4.01.    Prior Notice to Certificateholders with Respect to Certain Matters.................  18
Section 4.02.    Action by Certificateholders with Respect to Certain Matters.......................  18
Section 4.03.    Action by Certificateholders with Respect to Bankruptcy............................  19
Section 4.04.    Restrictions on Certificateholders' Power..........................................  19
Section 4.05.    Majority Control...................................................................  19
Section 4.06.    Certain Litigation Matters.........................................................  19

                                              ARTICLE FIVE

                               APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

Section 5.01.    Establishment of Trust Account.....................................................  20
Section 5.02.    Application of Trust Funds.........................................................  20
Section 5.03.    Method of Payment..................................................................  21
Section 5.04.    No Segregation of Monies; No Interest..............................................  21
Section 5.05.    Accounting and Reports to Noteholders, Certificateholders, Internal
                     Revenue Service and Others.....................................................  21
Section 5.06.    Signature on Returns; Tax Matters Partner..........................................  22

                                               ARTICLE SIX

                                  AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 6.01.    General Authority..................................................................  23
Section 6.02.    General Duties.....................................................................  23
Section 6.03.    Action Upon Instruction............................................................  23
Section 6.04.    No Duties Except as Specified in this Agreement or in Instructions.................  24
Section 6.05.    No Action Except Under Specified Documents or Instructions.........................  25
Section 6.06.    Restrictions.......................................................................  25

                                              ARTICLE SEVEN

                                      CONCERNING THE OWNER TRUSTEE

Section 7.01.    Acceptance of Trusts and Duties....................................................  26
Section 7.02.    Furnishing of Documents............................................................  27
Section 7.03.    Representations and Warranties.....................................................  27
Section 7.04.    Reliance; Advice of Counsel........................................................  28
Section 7.05.    Not Acting in Individual Capacity..................................................  28
Section 7.06.    Owner Trustee Not Liable for Certificates or Receivables...........................  28
Section 7.07.    Owner Trustee May Own Certificates and Notes.......................................  29

                                                                                            Page
                                                                                            ----
                                         ARTICLE EIGHT

                       COMPENSATION AND INDEMNIFICATION OF OWNER TRUSTEE

Section 8.01.     Owner Trustee's Fees and Expenses....................................      30
Section 8.02.     Indemnification......................................................      30

                                         ARTICLE NINE

                                TERMINATION OF TRUST AGREEMENT

Section 9.01.     Termination of Trust Agreement.......................................      31
Section 9.02.     Purchase of the Trust Estate; Prepayment of the Certificates.........      32

                                          ARTICLE TEN

                            SUCCESSOR AND ADDITIONAL OWNER TRUSTEES

Section 10.01.    Eligibility Requirements for Owner Trustee...........................      34
Section 10.02.    Resignation or Removal of Owner Trustee..............................      34
Section 10.03.    Successor Owner Trustee..............................................      35
Section 10.04.    Merger or Consolidation of Owner Trustee.............................      35
Section 10.05.    Appointment of Co-Trustee or Separate Trustee........................      36
Section 10.06.    Actions Outside of Delaware..........................................      37

                                        ARTICLE ELEVEN

                                         MISCELLANEOUS

Section 11.01.    Supplements and Amendments...........................................      38
Section 11.02.    No Legal Title to Trust Estate in Certificateholders.................      39
Section 11.03.    Limitations on Rights of Others......................................      40
Section 11.04.    Notices..............................................................      40
Section 11.05.    Severability.........................................................      40
Section 11.06.    Counterparts.........................................................      40
Section 11.07.    Successors and Assigns...............................................      40
Section 11.08.    Covenants of the Depositor...........................................      41
Section 11.09.    No Petition..........................................................      41
Section 11.10.    No Recourse..........................................................      41
Section 11.11.    Headings.............................................................      41
Section 11.12.    Governing Law........................................................      41
Section 11.13.    Certificates Nonassessable and Fully Paid............................      41
Section 11.14.    Master Servicer Payment Obligation...................................      41

                                           EXHIBITS

Exhibit A-1 - Form of Certificate......................................................     A-1

                     AMENDED AND RESTATED TRUST AGREEMENT

     This Amended and Restated Trust Agreement, dated as of April 1, 2001, is between Pooled Auto Securities Shelf LLC, a Delaware limited liability company, as depositor (the "Depositor"), and Wilmington Trust Company, a Delaware banking corporation, as trustee and not in its individual capacity (in such capacity, the "Owner Trustee").

     WHEREAS, Isuzu Auto Owner Trust 2001-1 has been created pursuant to a trust agreement, dated as of March 21, 2001, between the Depositor and the Owner Trustee (the "Initial Trust Agreement"); and

     WHEREAS, the Depositor and the Owner Trustee wish to amend and restate the Initial Trust Agreement on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE ONE

                                  DEFINITIONS

     Section 1.01. General Definitions.  Whenever used herein, unless the
                   -------------------
context otherwise requires, the following words and phrases shall have the following meanings:

     "Accountants" has the meaning set forth in Section 5.05.
      -----------

     "Administration Agreement" means the administration agreement, dated as of
      ------------------------
April 1, 2001, among the Issuer, the Indenture Trustee, the Depositor and the Administrator, as amended or supplemented from time to time.

     "Administrator" means IMAC, as administrator under the Administration
      -------------
Agreement, and its successors in such capacity.

     "Agreement" means this Amended and Restated Trust Agreement, as the same
      ---------
may be amended and supplemented from time to time.

     "Applicants" has the meaning set forth in Section 3.07.
      ----------

     "Benefit Plan" means (i) an employee benefit plan (as such term is defined
      ------------
in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA,
(ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

     "Book-Entry Certificates" means a beneficial interest in the Certificates,
      -----------------------
ownership and Transfers of which shall be made through book entries by a Clearing Agency as described in Section 3.10.

     "Business Trust Statute" means Chapter 38 of Title 12 of the Delaware Code,
      ----------------------
12 Del.C. (S) 3801 et seq., as the same may be amended from time to time.
   ------

     "Certificate" means a certificate evidencing the beneficial interest of a
      -----------
Holder in the Issuer, substantially in the form of Exhibit A.

     "Certificate Balance" means, at any time, as the context may require, with
      -------------------
respect to (i) all of the Certificates, an amount equal to, initially, the Initial Certificate Balance and, thereafter, an amount equal to the Initial Certificate Balance as reduced from time to time by all amounts allocable to principal previously distributed to the Certificateholders or (ii) any Certificate, an amount equal to, initially, the initial denomination of such Certificate and, thereafter, an amount equal to such initial denomination as reduced from time to time by all amounts allocable to principal previously distributed in respect of such Certificate; provided, however, that (a) except as otherwise indicated by the context, references to the Certificate Balance as of a particular Distribution Date shall take into account all distributions of principal made on such Distribution Date, (b) in determining whether the Holders of Certificates evidencing the requisite percentage of the Certificate Balance have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Certificates owned by the Issuer, any other obligor upon the Certificates, the Depositor, the Seller, the Master Servicer, the Subservicer or any of their respective Affiliates shall be disregarded and deemed to be excluded from the Certificate Balance (unless such Persons own 100% of the Certificate Balance of the Certificates), except that, in determining whether the Indenture Trustee or the Owner Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that a Responsible Officer of the Indenture Trustee or the Owner Trustee, as applicable, knows to be so owned shall be so disregarded and (c) Certificates that have been pledged in good faith may be regarded as included in the Certificate Balance if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as applicable, the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Issuer, any other obligor upon the Certificates, the Depositor, the Seller, the Master Servicer, the Subservicer or any of their respective Affiliates.

     "Certificate Depository Agreement" means the agreement, dated the Closing
      --------------------------------
Date, among the Issuer, the Indenture Trustee, the Owner Trustee and DTC, as the initial Clearing Agency, relating to the Certificates, as amended or supplemented from time to time.

     "Certificate Distribution Account" means the account established and
      --------------------------------
maintained as such pursuant to Section 5.01.

     "Certificate of Trust" means the Certificate of Trust filed for the Issuer
      --------------------
pursuant to Section 3810(a) of the Business Trust Statute.

     "Certificate Owner" means, with respect to any Book-Entry Certificate, the
      -----------------
Person who is the beneficial owner of such Book-Entry Certificate as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

     "Certificate Register" and "Certificate Registrar" means the register
      --------------------       ---------------------
maintained and the registrar (or any successor thereto) appointed pursuant to
Section 3.04.

     "Certificateholder" or "Holder" means a Person in whose name a Certificate
      -----------------      ------
is registered on the Certificate Register.

     "Closing Date" means May 3, 2001.
      ------------

     "Code" means the Internal Revenue Code of 1986, as amended, and Treasury
      ----
Regulations promulgated thereunder.

     "Commission" means the Securities and Exchange Commission, and its
      ----------
successors.

     "Corporate Trust Office" means, with respect to the Owner Trustee, the
      ----------------------
principal corporate trust office of the Owner Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration, or at such other address as the Owner Trustee may designate by notice to the Holders, the Insurer, the Indenture Trustee, the Master Servicer and the Depositor, or the principal corporate trust office of any successor Owner Trustee at the address designated by such successor Owner Trustee by notice to the Holders, the Indenture Trustee, the Insurer, the Master Servicer and the Depositor.

     "Definitive Certificates" has the meaning set forth in Section 3.10.
      -----------------------

     "Depositor" means PASS, in its capacity as depositor hereunder, and its
      ---------
successors.

     "Distribution Date" has the meaning set forth in the Sale and Servicing
      -----------------
Agreement.

     "DTC" means The Depository Trust Company, and its successors.
      ---

     "Eligible Account" has the meaning set forth in the Sale and Servicing
      ----------------
Agreement.

     "Eligible Institution" has the meaning set forth in the Sale and Servicing
      --------------------
Agreement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Expenses" has the meaning set forth in Section 8.02.
      --------

     "Final Distribution Date" has the meaning set forth in the Sale and
      -----------------------
Servicing Agreement.

     "IMAC" means Isuzu Motors Acceptance Corporation, and its successors.
      ----

     "Indemnified Parties" has the meaning set forth in Section 8.02.
      -------------------

     "Indenture" means the indenture, dated as of April 1, 2001, between the
      ---------
Issuer and the Indenture Trustee, as amended or supplemented from time to time.

     "Initial Certificate Balance" means $9,842,000.00.
      ---------------------------

     "Insurer Default" has the meaning set forth in the Indenture.
      ---------------

     "Interest Period" has the meaning set forth in the Indenture.
      ---------------

     "Issuer" means the Isuzu Auto Owner Trust 2001-1, and its successors.
      ------

     "Master Servicer" means IMAC, in its capacity as master servicer under the
      ---------------
Sale and Servicing Agreement, and its successors.

     "Opinion of Counsel" means one or more written opinions of counsel, who may
      ------------------
be an employee of or counsel to the Depositor, the Master Servicer or the Subservicer, which counsel shall be acceptable to the Indenture Trustee, the Owner Trustee, the Insurer or each Rating Agency, as the case may be.

     "Optional Termination" means the exercise by the Master Servicer of its
      --------------------
option to purchase all remaining Receivables from the Issuer on any Distribution Date following the last day of a Collection Period as of which the Pool Balance is 10% or less of the Cutoff Date Pool Balance.

     "Owner Trustee" means Wilmington Trust Company, a Delaware banking
      -------------
corporation, not in its individual capacity but solely as Owner Trustee under this Agreement, and any successor Owner Trustee hereunder.

     "Owner Trust Estate" means all right, title and interest of the Issuer in,
      ------------------
to and under the property and rights assigned to the Issuer pursuant to Article Two of the Sale and Servicing Agreement.

     "Paying Agent" means the Owner Trustee or any successor paying agent or co-
      ------------
paying agent appointed pursuant to Section 3.09.

     "Plan Asset Regulation" means 29 C.F.R. Section 2510.3-101 issued by The
      ---------------------
United States Department of Labor concerning the definition of what constitutes the assets of a Benefit Plan with respect to such Benefit Plan's investment in an entity for purposes of the fiduciary responsibility provisions of Title I of ERISA and Section 4975 of the Code.

     "PASS" means Pooled Auto Securities Shelf LLC, and its successors.
      ----

     "Prepayment Date" means the Distribution Date specified by the Master
      ---------------
Servicer pursuant to Section 9.02(a).

     "Prepayment Price" means, with respect to any prepayment of Certificates
      ----------------
pursuant to Section 9.02(a), an amount equal to the sum of (i) the Certificate Balance as of the related Prepayment Date plus (ii) the amount of accrued but unpaid interest on such Certificate Balance to but excluding such Prepayment Date.

     "Protected Purchaser" has the meaning set forth in the Indenture.
      -------------------

     "PTCE 95-60" means Prohibited Transaction Class Exemption 95-60, as amended
      ----------
or supplemented from time to time.

     "Rating Agency Condition" has the meaning set forth in the Sale and
      -----------------------
Servicing Agreement.

     "Record Date" means, with respect to any Distribution Date, the close of
      -----------
business on the day immediately preceding such Distribution Date or, if the Certificates are issued as Definitive Certificates, the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs.

     "Required Rating" has the meaning set forth in the Sale and Servicing
      ---------------
Agreement.

     "Residual Interest" means the right to receive the amounts in respect of
      -----------------
the Trust Estate that are distributable to the Seller pursuant to this Agreement, the Sale and Servicing Agreement or the Indenture.

     "Responsible Officer" has the meaning set forth in the Sale and Servicing
      -------------------
Agreement.

     "Sale and Servicing Agreement" means the sale and servicing agreement,
      ----------------------------
dated as of April 1, 2001, among the Issuer, the Depositor, the Seller, the Master Servicer and the Subservicer, as amended or supplemented from time to time.

     "Secretary of State" means the Secretary of State of the State of Delaware.
      ------------------

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Transfer" means a sale, transfer, assignment, participation, pledge or
      --------
other disposition of a Certificate.

     "Treasury Regulations" means regulations, including proposed or temporary
      --------------------
regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

     "Trust Estate" means all right, title and interest of the Issuer in and to
      ------------
the property and rights assigned to the Issuer pursuant to Article Two of the Sale and Servicing Agreement, all funds on deposit from time to time in the Accounts and the Certificate Distribution Account, all other property of the Issuer from time to time, including any rights of the Owner Trustee and the Issuer pursuant to the Sale and Servicing Agreement and the Administration Agreement and all proceeds of the foregoing.

     Section 1.02.  Other Definitional Provisions.
                    -----------------------------

     (a) Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Sale and Servicing Agreement or the Indenture, as the case may be.

     (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     Section 1.03.  Interpretive Provisions.
                    -----------------------

     (a) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular,
(ii) references to words such as "herein", "hereof" and the like shall refer to this Agreement as a whole and not to any particular part, article or section within this Agreement, (iii) references to a section such as "Section 1.01", an article such as "Article One" and the like shall refer to the applicable Section or Article of this Agreement, as the case may be, (iv) the term "include" and all variations thereof shall mean "include without limitation", (v) the term "or" shall include "and/or" and (vi) the term "proceeds" shall have the meaning set forth in the applicable UCC.

     (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

                                  ARTICLE TWO

                                  ORGANIZATION

     Section 2.01.   Name.  The trust created hereby shall be known as the
                     ----
"Isuzu Auto Owner Trust 2001-1", in which name the Owner Trustee may conduct the business of the Issuer, make and execute contracts and other instruments and sue and be sued, to the extent herein provided.

     Section 2.02.   Office.  The office of the Issuer shall be in care of the
                     ------
Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Holders and the Depositor.

     Section 2.03.   Purposes and Powers.
                     -------------------

     (a) The sole purpose of the Issuer is to conserve the Trust Estate and collect and disburse the periodic income therefrom for the use and benefit of the Certificateholders, and in furtherance of such purpose to engage in the following ministerial activities:

          (i) to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Agreement, and to sell the Notes and the Certificates upon the written order of the Depositor;

          (ii) with the proceeds of the sale of the Securities, to purchase the Receivables, to fund the Reserve Fund, to pay the organizational, start-up and transactional expenses of the Issuer and to pay the balance to the Seller, as holder of the Residual Interest pursuant to the Sale and Servicing Agreement;

          (iii) to pay interest on and principal of the Notes and the Certificates and any excess collections to the Seller, as holder of the Residual Interest pursuant to the Sale and Servicing Agreement;

          (iv) to assign, grant, transfer, pledge, mortgage and convey the Owner Trust Estate pursuant to the Indenture to the Indenture Trustee as security for the Notes and to hold, manage and distribute to the Certificateholders pursuant to the terms of this Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Issuer pursuant to, the Indenture;

          (v) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

          (vi) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

          (vii) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the Noteholders and the Certificateholders.

     (b) The Issuer is hereby authorized to engage in the foregoing activities. The Issuer shall not engage in any activities other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents.

     Section 2.04.   Appointment of Owner Trustee.  The Depositor hereby
                     ----------------------------
appoints the Owner Trustee as trustee of the Issuer effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Business Trust Statute, and the Owner Trustee hereby accepts such appointment.

     The Owner Trustee may engage, in the name of the Issuer or in its own name on behalf of the Issuer, in the activities of the Issuer, make and execute contracts on behalf of the Issuer and sue on behalf of the Issuer.

     Section 2.05.   Initial Capital Contribution of Trust Estate.  As of March
                     --------------------------------------------
22, 2001, the Depositor sold, assigned, transferred, conveyed and set over to the Owner Trustee the sum of $1,000. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of such date, of the foregoing contribution, which shall constitute the initial Trust Estate and shall be deposited in the Certificate Distribution Account. The Depositor shall pay the organizational expenses of the Issuer as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

     Section 2.06.   Declaration of Trust.  The Owner Trustee hereby declares
                     --------------------
that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the sole purpose of conserving the Owner Trust Estate and collecting and disbursing the periodic income therefrom for the use and benefit of the Certificateholders, subject to the obligations of the Issuer under the Basic Documents. It is the intention of the parties hereto that the Issuer constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, (i) so long as there is a sole beneficial owner, the Issuer shall be treated as a nonentity and (ii) if there is more than one beneficial owner, the Issuer shall be treated as a grantor trust pursuant to Sections 671 through 679 of the Code for income and franchise tax purposes, with the assets of the trust being the Receivables and other assets of the Issuer and with the Certificates and the Notes being debt of the partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Issuer will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Issuer as provided in the preceding sentence for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute for the sole purpose and to the extent necessary to accomplish the purpose of the Issuer as set forth in Section 2.03(a). The Owner Trustee has filed the Certificate of Trust with the Secretary of State.

     Section 2.07.   Liability of Certificateholders.  The Certificateholders
                     -------------------------------
shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware.

     Section 2.08.   Title to Trust Property.  Legal title to the Trust Estate
                     -----------------------
shall be vested at all times in the Issuer as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

     Section 2.09.   Situs of Issuer.  The Issuer will be located and
                     ---------------
administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Issuer shall be located in the states of Delaware, California or New York. The Issuer shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Issuer only in, and payments will be made by the Issuer only from, the states of Delaware, California or New York. The only office of the Issuer will be at the Corporate Trust Office.

     Section 2.10.   Representations and Warranties of the Depositor.  The
                     -----------------------------------------------
Depositor hereby represents and warrants to the Owner Trustee that:

          (a) The Depositor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority and legal right to acquire, own and sell the Receivables.

          (b) The Depositor is duly qualified to do business as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in each jurisdiction in which the failure to so qualify or to obtain such licenses and approvals would materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents to which it is a party, the Receivables, the Notes or the Certificates.

          (c) The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Owner Trustee as part of the Owner Trust Estate and the Depositor has duly authorized such sale and assignment and deposit to the Issuer by all necessary limited liability company action; and the execution, delivery and performance of this Agreement have been duly authorized by the Depositor by all necessary limited liability company action.

          (d) This Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable in accordance with its terms, except as such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

          (e) The execution, delivery and performance by the Depositor of this Agreement and the other Basic Documents to which the Depositor is a party, the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of formation or limited liability company agreement of the Depositor, or conflict with or violate any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties; which breach, default, conflict, Lien or violation would have a material adverse effect on the earnings, business affairs or business prospects of the Depositor.

          (f) There are no proceedings or investigations pending or, to the Depositor's knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties:
     (i) asserting the invalidity of this Agreement, any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or Certificates or the consummation of any of the transactions contemplated by this Agreement and any of the other Basic Documents or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents, the Receivables, the Notes or the Certificates.

     Section 2.11.   Federal Income Tax Matters.  The Certificateholders
                     --------------------------
acknowledge that it is their intent and that they understand it is the intent of the Depositor and the Master Servicer that, for purposes of federal income, state and local income and franchise tax and any other income taxes, the Issuer will be treated either as a "nonentity" under Treasury Regulation Section 301.7701-3 if there is only a single holder of the Residual Interest or as a grantor trust pursuant to Sections 671 through 679 of the Code if there is more than one Holder of the Residual Interest. The Certificates will be issued with the intention that for tax purposes including federal, state and local income, single business and franchise tax purposes, the Certificates will qualify as indebtedness of the Issuer secured by the Trust Estate. Each Certificateholder, by its acceptance of a Certificate (and each Certificate Owner with respect to a Book-Entry Certificate), agree to treat the Certificates for tax purposes including federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer. In the event that the Issuer is required to be treated as a partnership for federal income tax purposes, all allocations of income, gain, credit, loss and deduction will be made in a manner that has substantial economic effect pursuant to Section 704(b) of the Code.
The holder of the Residual Interest and the Certificateholders, by acceptance of a Certificate, agree to such treatment and agree to take no action inconsistent with such treatment.

     The Depositor is authorized to modify the allocations in this Section if necessary or appropriate, in its sole discretion, for the allocations to reflect fairly the economic income, gain or loss to the holder of the Residual Interest or the Certificateholders or as otherwise required by the Code.

                                 ARTICLE THREE

                 TRUST CERTIFICATES AND TRANSFER OF INTERESTS

     Section 3.01.   Initial Ownership.  Upon the formation of the Issuer by the
                     -----------------
contribution by the Depositor pursuant to Section 2.05 and until the issuance of the Certificates, the Depositor shall be the sole beneficiary of the Issuer.

     Section 3.02.   The Certificates.  The Certificates shall be issued in one
                     ----------------
or more registered, definitive, physical certificates substantially in the form of Exhibit A hereto, in minimum denominations of at least $1,000 and integral multiples of $1,000 in excess thereof; provided, however, that a single Certificate may be issued in a denomination equal to the Initial Certificate Balance less the aggregate denominations of all other Certificates or a denomination less than $1,000.

     The Certificates may be in printed or typewritten form and shall be executed on behalf of the Issuer by manual or facsimile signature of an authorized signatory of the Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Issuer, shall be validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

     If Transfer of the Certificates is permitted pursuant to this Section and
Section 3.04, a transferee of a Certificate shall become a Certificateholder, and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee's acceptance of a Certificate duly registered in such transferee's name pursuant to Section 3.04.

     Section 3.03.   Authentication and Delivery of Certificates.  On the
                     -------------------------------------------
Closing Date, the Owner Trustee shall cause to be authenticated and delivered, in exchange for the Receivables and the other assets of the Issuer, simultaneously with the sale, assignment and transfer to the Issuer of the Receivables, and the constructive delivery to the Owner Trustee of the Receivable Files and the other assets of the Issuer, Certificates duly authenticated by the Owner Trustee, evidencing the entire ownership of the Issuer, in aggregate principal amount equal to the Initial Certificate Balance. No Certificate shall entitle its Holder to any benefit under this Agreement, or be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or its authenticating agent, by manual signature; and such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Upon issuance, authentication and delivery pursuant to the terms hereof, the Certificates will be entitled to the benefits of this Agreement.

     Section 3.04.   Registration of Transfer and Exchange of Certificates.
                     -----------------------------------------------------

     (a) The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.08, a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Owner Trustee, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001 is hereby appointed as initial certificate registrar (the "Certificate Registrar"). Upon any resignation of any Certificate Registrar, the Owner Trustee or Depositor shall promptly appoint a successor thereto.

     (b) The Certificates may not be acquired by or for the account of a Benefit Plan. Each Certificate Owner, by its acceptance of a Certificate or a beneficial interest therein, shall be deemed to have represented and warranted that such Certificate Owner (i) is not a Benefit Plan and is not a Person acting on behalf of a Benefit Plan or a Person using the assets of a Plan to effect the transfer of such Certificate, and (ii) is not an insurance company purchasing a Certificate with funds contained in an "insurance company general account" (as defined in Section V(e) of PTCE 95-60 that includes the assets of a Benefit Plan for purposes of the Plan Asset Regulation.

     To the extent permitted under applicable law (including ERISA), neither the Owner Trustee nor the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of any Certificate that is in fact not permitted or for taking any other action with respect to such Certificate under the provisions of this Agreement so long as such transfer was registered by the Owner Trustee or the Certificate Registrar in accordance with this Agreement.

     (c) Upon surrender for registration of Transfer of any Certificate at the office or agency of the Certificate Registrar to be maintained as provided in
Section 3.08, and upon compliance with any provisions of this Agreement relating to such Transfer, the Owner Trustee shall execute on behalf of the Issuer and the Owner Trustee shall authenticate and deliver to the Certificateholder making such surrender, in the name of the designated transferee or transferees, one or more new Certificates in any authorized denomination evidencing the same aggregate interest in the Issuer. Each Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI or W-9 in form satisfactory to the Owner Trustee and the Certificate Registrar, duly executed by the Certificateholder or his attorney duly authorized in writing. Each Certificate presented or surrendered for registration of Transfer or exchange shall be canceled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice. No service charge shall be made for any registration of Transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates.

     (d) No service charge shall be made for any registration of Transfer or exchange of Certificates, but the Owner Trustee or Certificate Registrar may require payment of a sum sufficient to cover any expense, tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates.

     (e) All Certificates surrendered for registration of Transfer or exchange, if surrendered to the Issuer or any agent of the Owner Trustee or the Issuer under this Agreement, shall be delivered to the Owner Trustee and promptly cancelled by it, or, if surrendered to the Owner Trustee, shall be promptly cancelled by it, and no Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Owner Trustee shall dispose of cancelled Certificates in accordance with its normal practice.

     (f) The preceding provisions of this Section notwithstanding, the Owner Trustee shall not make, and the Certificate Registrar shall not register Transfers or exchanges of, Certificates for a period of 15 days preceding the date that any payment is due with respect to the Certificates.

     Section 3.05.   Mutilated, Destroyed, Lost or Stolen Certificates.
                     -------------------------------------------------

     (a) If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice that such Certificate has been acquired by a protected purchaser, the Owner Trustee on behalf of the Issuer shall execute and the Owner Trustee or its authenticating agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of a like tenor and denomination; provided, however, that if any such destroyed, lost or stolen Certificate, but not a mutilated Certificate, shall have become or within seven days of the Certificate Registrar's receipt of evidence to its satisfaction of such destruction, loss or theft shall be due and payable, or shall have been called for prepayment in whole pursuant to Section 9.02, instead of issuing a replacement Certificate, the Owner Trustee may direct the Paying Agent to pay such destroyed, lost or stolen Certificate when so due or payable or upon the Prepayment Date without surrender thereof. If, after the delivery of such replacement Certificate or payment of a destroyed, lost or stolen Certificate pursuant to the proviso to the preceding sentence, a protected purchaser of the original Certificate in lieu of which such replacement Certificate was issued presents for payment such original Certificate, the Issuer and the Owner Trustee shall be entitled to recover such replacement Certificate (or such payment) from the Person to whom such replacement Certificate was delivered or any Person taking such replacement Certificate from such Person to whom such replacement Certificate was delivered or any assignee of such Person, except a Protected Purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Owner Trustee in connection therewith. In connection with the issuance of any new Certificate under this Section, the Owner Trustee may require the payment of a sum sufficient to cover any expense, tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Issuer, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     (b) Upon the issuance of any replacement Certificate under this Section, the Issuer may require the payment by the Holder of such Certificate of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such issuance and any other reasonable expenses (including the fees and expenses of the Owner Trustee) related thereto.

     (c) Every replacement Certificate issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates duly issued hereunder.

     (d) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

     Section 3.06.   Persons Deemed Holders.  Prior to due presentation of a
                     ----------------------
Certificate for registration of Transfer, the Owner Trustee, the Certificate Registrar, any Paying Agent and any of their respective agents may treat the Person in whose name any Certificate is registered in the Certificate Registrar as the holder of such Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar, any Paying Agent or any of their respective agents shall be affected by any notice to the contrary.

     Section 3.07.   Access to List of Certificateholders' Names and Addresses.
                     ---------------------------------------------------------
The Certificate Registrar shall furnish or cause to be furnished to the Master Servicer, the Insurer and the Depositor, within 15 days after receipt by the Certificate Registrar of a written request therefor from the Master Servicer, the Insurer or the Depositor, a list, in such form as the Master Servicer, the Insurer or the Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders, or one or more Holders of Certificates evidencing not less than 25% of the Certificate Balance (hereinafter referred to as the "Applicants"), apply in writing to the Certificate Registrar, and such application states that the Applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Certificate Registrar shall, within five Business Days after the receipt of such application, afford such Applicants access during normal business hours to the current list of Certificateholders. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     Section 3.08.   Maintenance of Office or Agency.  The Certificate Registrar
                     -------------------------------
shall maintain an office or offices or agency or agencies where Certificates may be surrendered for registration of Transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and the Basic Documents may be served. The Certificate Registrar initially designates the Corporate Trust Office as its office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor, to the Master Servicer and to the Certificateholders of any change in the location of the Certificate Registrar or any such office or agency.

     Section 3.09.   Appointment of Paying Agent.  The Paying Agent shall make
                     ---------------------------
distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 5.02(a) and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent initially shall be the Owner Trustee, and any co-paying agent chosen by the Paying Agent that is acceptable to the Owner Trustee. Each Paying Agent shall be permitted to resign as Paying Agent upon 30 days' prior written notice to the Owner Trustee. In the event that the Owner Trustee shall no longer be the Paying Agent, the Owner Trustee, upon receipt of written instruction from the Depositor and with the consent of the Insurer, shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that, as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.01, 7.03, 7.04 and 8.01 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

     Section 3.10.   Book-Entry Certificates.  The Certificates, upon original
                     -----------------------
issuance, shall be issued as provided in Section 3.02 representing the Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer. The Book-Entry Certificates shall be registered initially on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner thereof shall receive a definitive Certificate representing such Certificate Owner's interest in such Certificate, except as provided in Section 3.12.
Unless and until definitive, fully registered Certificates (the "Definitive Certificates") have been issued to such Certificate Owner pursuant to Section 3.12:

          (i) the provisions of this Section shall be in full force and effect;

          (ii) the Certificate Registrar, the Paying Agent and the Owner Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the payment of principal and interest on the Certificates and the giving of instructions or directions hereunder) as the sole Holder of the Certificates, and shall have no obligation to the Certificate Owners;

          (iii) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control;

          (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Certificate Depository Agreement, and, unless and until Definitive Certificates are issued pursuant to Section 3.12, the initial Clearing Agency shall make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Certificates to such Clearing Agency Participants; and

          (v) whenever this Agreement requires or permits actions to be taken based upon written instructions or directions of Holders of Certificates evidencing a specified percentage of the Certificate Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received written instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Certificates and has delivered such written instructions to the Owner Trustee.

     Section 3.11. Notices to Clearing Agency.  Whenever a notice or other
                   --------------------------
communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to such Certificate Owners pursuant to Section 3.12, the Owner Trustee shall give all such notices and communications specified herein to be given to Holders of the Certificates to the Clearing Agency, and shall have no obligation to such Certificate Owners.

     Section 3.12. Definitive Certificates.  If (i) the Depositor, the
                   -----------------------
Administrator or the Master Servicer advises the Owner Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Certificates and the Administrator is unable to locate a qualified successor, (ii) the Depositor, at its option, advises the Owner Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of a Master Servicer Termination Event, Certificate Owners representing beneficial interests aggregating not less than 51% of the Certificate Balance advise the Owner Trustee and the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of such Certificate Owners, then the Clearing Agency shall notify all Certificate Owners and the Owner Trustee in writing of the occurrence of such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the typewritten Certificates representing the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions, the Owner Trustee shall execute and authenticate the Definitive Certificates in accordance with the instructions of the Clearing Agency. None of the Issuer, the Certificate Registrar or the Owner Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Owner Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders.

                                 ARTICLE FOUR

                           ACTIONS BY OWNER TRUSTEE

     Section 4.01. Prior Notice to Certificateholders with Respect to Certain
                   ----------------------------------------------------------
Matters.  Subject to the provisions and limitations of Section 4.04, with
-------
respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders, the Insurer and the Rating Agencies in writing of the proposed action and the Insurer, if no Insurer Default shall have occurred and be continuing, or, if an Insurer Default shall have occurred and be continuing, the Holders of Certificates evidencing not less than 51% of the Certificate Balance shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that the Insurer and such Holders have withheld consent or provided alternative direction:

          (i) the initiation of any claim or lawsuit by the Issuer (except claims or lawsuits brought in connection with the collection of the Receivables) and the settlement of any action, proceeding, investigation, claim or lawsuit brought by or against the Issuer (except with respect to the aforementioned claims or lawsuits for collection of the Receivables brought by the Issuer);

          (ii) the election by the Issuer to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

          (iii) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

          (iv) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Certificateholders;

          (v) the amendment, change or modification of the Sale and Servicing Agreement or the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Certificateholders; or

          (vi) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent for the Notes or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent, Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable;

     provided, however, that the Owner Trustee shall not take action with respect to any of the foregoing matters if such action would reasonably be expected to materially adversely affect the interests of the Insurer.

     Section 4.02. Action by Certificateholders with Respect to Certain
                   ----------------------------------------------------
Matters.  The Owner Trustee may not, except upon the occurrence of a Master
-------
Servicer Termination Event or a Subservicer Termination Event, subsequent to the payment in full of the Notes and in accordance with, so long as no Insurer Default shall have occurred and be continuing, the written direction of the Insurer, or, if an Insurer Default shall have occurred and be continuing, in accordance with the written direction of the Holders of Certificates evidencing not less than 51% of the Certificate Balance, (i) remove the Master Servicer or Subservicer pursuant to Article Seven of the Sale and Servicing Agreement, (ii) appoint a Successor Master Servicer or Successor Subservicer pursuant to Article Seven of the Sale and Servicing Agreement, (iii) remove the Administrator pursuant to Section 1.09 of the Administration Agreement, (iv) appoint a successor Administrator pursuant to Section 1.09 of the Administration Agreement or (v) sell the Receivables after the termination of the Indenture, except as expressly provided in the Basic Documents.

     Section 4.03. Action by Certificateholders with Respect to Bankruptcy.
                   -------------------------------------------------------
The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Issuer unless (i) the Notes have been paid in full and (ii) so long as no Insurer Default shall have occurred and be continuing, the Insurer, or, if an Insurer Default shall have occurred and be continuing, each Certificateholder approves of such commencement in writing in advance and delivers to the Owner Trustee a certificate certifying that such Person reasonably believes that the Issuer is insolvent.

     Section 4.04. Restrictions on Certificateholders' Power.  Neither the
                   -----------------------------------------
Certificateholders nor the Insurer shall direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Issuer or the Owner Trustee under this Agreement or any of the other Basic Documents or would be contrary to the purpose of the Issuer as set forth in Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

     Section 4.05. Majority Control.  Except as expressly provided herein, any
                   ----------------
action that may be taken by the Certificateholders under this Agreement may be taken by the Holders of Certificates evidencing not less than 51% of the Certificate Balance. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Holders of Certificates evidencing not less than 51% of the Certificate Balance at the time of the delivery of such notice.

     Section 4.06. Certain Litigation Matters.  The Owner Trustee shall
                   --------------------------
provide prompt written notice to the Depositor, the Seller, the Master Servicer, the Subservicer and the Insurer of any action, proceeding or investigation known to the Owner Trustee that could reasonably be expected to adversely affect the Issuer or the Owner Trust Estate or the rights or obligations of the Insurer under any of the Basic Documents. So long as no Insurer Default shall have occurred and be continuing, and neither the Depositor nor IMAC shall be actively defending any such action, proceeding or investigation, the Owner Trustee shall, upon written notice from the Insurer, allow the Insurer to institute, assume or control the defense of such action, proceeding or investigation.

                                 ARTICLE FIVE

                  APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

     Section 5.01. Establishment of Trust Account.  The Owner Trustee, for the
                   ------------------------------
benefit of the Certificateholders, shall establish and maintain in the name of the Issuer an Eligible Account (the "Certificate Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

     The Owner Trustee shall possess all right, title and interest in funds on deposit from time to time in the Certificate Distribution Account and in the proceeds thereof. Except as otherwise expressly provided herein, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholders. If, at any time, the Certificate Distribution Account ceases to be an Eligible Account, the Owner Trustee (or the Depositor on behalf of the Owner Trustee, if the Certificate Distribution Account is not then held by the Owner Trustee or an Affiliate thereof) shall within ten Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency and, so long as no Insurer Default shall have occurred and be continuing, the Insurer must consent) establish a new Certificate Distribution Account as an Eligible Account and shall transfer any cash and/or any investments to such new Certificate Distribution Account. Monies on deposit in the Certificate Distribution Account may be invested in Permitted Investments upon the terms set forth in Section 4.01 of the Sale and Servicing Agreement, as if the Certificate Distribution Account were an "Account".

     Section 5.02. Application of Trust Funds.
                   --------------------------

     (a) On each Distribution Date, upon receipt of written instructions from the Master Servicer pursuant to Section 4.06 of the Sale and Servicing Agreement, the Owner Trustee shall, or, if the Owner Trustee is not the Paying Agent, shall direct the Paying Agent to, apply the amount on deposit in the Certificate Distribution Account on such Distribution Date to make the following distributions in the following order of priority:

          (i) to the Certificateholders, the Certificate Interest Distributable Amount for such Distribution Date; and

          (ii) to the Certificateholders, the Certificate Principal Distributable Amount for that Distribution Date.

     If the amount on deposit in the Certificate Distribution Account on any Distribution Date is less than the amount described in clause (i) or (ii) above for such Distribution Date, the Owner Trustee shall, or, if the Owner Trustee is not the Paying Agent, shall direct the Paying Agent to, pay the available amount to the Holders of each Certificate pro rata based on the outstanding principal amount of such Certificate as of such Distribution Date.

     (b) On each Distribution Date, the Owner Trustee shall, or if the Owner Trustee is not the Paying Agent, shall direct the Paying Agent to, send to each Certificateholder the statement or statements provided to the Owner Trustee by the Master Servicer pursuant to Section 4.09 of the Sale and Servicing Agreement with respect to such Distribution Date.

     (c) In the event that any withholding tax is imposed on the Issuer's payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section. The Owner Trustee and each Paying Agent are hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Issuer (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Issuer and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Owner Trustee may withhold such amounts in accordance with this Section. If a Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

     Section 5.03. Method of Payment.  Subject to Section 9.01(c) respecting
                   -----------------
the final payment upon retirement of the Certificates, distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the related Record Date by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Certificateholder shall have provided to the Certificate Registrar and the Paying Agent appropriate written instructions at least five Business Days prior to such Distribution Date and such Certificateholder is a Clearing Agency (or its nominee) or (ii) such Certificateholder is the Depositor or, if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register. Notwithstanding the foregoing, the final distribution in respect of any Certificate (whether on the Certificate Final Distribution Date or otherwise) will be payable only upon presentation and surrender of such Certificate at the office or agency maintained for that purpose by the Certificate Registrar pursuant to Section 3.08.

     Section 5.04. No Segregation of Monies; No Interest.  Subject to Sections
                   -------------------------------------
5.01 and 5.02, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law, the Indenture or the Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

     Section 5.05. Accounting and Reports to Noteholders, Certificateholders,
                   ----------------------------------------------------------
Internal Revenue Service and Others.  The Administrator shall, based on
-----------------------------------
information provided by the Seller, (i) maintain (or cause to be maintained) the books of the Issuer on the basis of a fiscal year ending December 31, as applicable, and based on the accrual method of accounting, (ii) deliver to each Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable such Certificateholder to prepare its federal and state income tax returns, (iii) file such tax returns relating to the Issuer (including a partnership information return, IRS Form 1065 if required) and make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the Issuer's characterization as a partnership for federal income tax purposes, (iv) cause such tax returns to be signed in the manner required by law and (v) advise the Owner Trustee to collect or cause to be collected any withholding tax as described in and in accordance with Section 5.02(c) with respect to income or distributions to Certificateholders. The Owner Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables. The Owner Trustee shall not make the election provided under Section 754 of the Code.

     The Administrator may satisfy its obligations with respect to this Section by retaining, at the expense of the Seller, a firm of independent public accountants (the "Accountants") selected by the Seller. The Administrator may require the Accountants to provide to the Administrator, on or before June 20, 2001, a letter in form and substance satisfactory to the Administrator as to whether any federal tax withholding on Certificates is then required and, if required, the procedures to be followed with respect thereto to comply with the requirements of the Code. The Accountants shall be required to update such letter in each instance that any additional tax withholding is subsequently required or any previously required tax withholding shall no longer be required. The Administrator shall be deemed to have discharged its obligations pursuant to this Section upon its retention of the Accountants, and the Administrator shall not have any liability with respect to the default or misconduct of the Accountants.

     Section 5.06. Signature on Returns; Tax Matters Partner.
                   -----------------------------------------

     (a) The Owner Trustee shall sign, on behalf of the Issuer, the tax returns of the Issuer.

     (b) In the event that the Issuer is required to be treated as a partnership for federal income tax purposes, the Seller, as holder of the Residual Interest, shall be designated the "tax matters partner" of the Issuer pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations.

                                  ARTICLE SIX

                     AUTHORITY AND DUTIES OF OWNER TRUSTEE

     Section 6.01. General Authority.  Subject to the provisions and
                   -----------------
limitations of Sections 2.03 and 2.06, the Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Issuer is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Issuer is to be a party, in each case in such form as the Depositor shall approve, as evidenced conclusively by the Owner Trustee's execution thereof and the Depositor's execution of this Agreement, and to direct the Indenture Trustee to authenticate and deliver Notes in the aggregate principal amount of $431,055,000 (comprised of $108,260,000 aggregate principal amount of Class A-1 Notes, $78,243,000 aggregate principal amount of Class A-2 Notes, $161,160,000 aggregate principal amount of Class A-3 Notes and $83,392,000 aggregate principal amount of Class A-4 Notes). In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Issuer pursuant to the Basic Documents. Subject to Section 2.03, the Owner Trustee is further authorized from time to time to take such action on behalf of the Issuer as is permitted by the Basic Documents and which the Master Servicer or the Administrator recommends in writing with respect to the Basic Documents, except to the extent that this Agreement expressly requires the consent of the Certificateholders or the Insurer for such action.

     Section 6.02. General Duties.  Subject to the provisions and limitations
                   --------------
of Sections 2.03 and 2.06, it shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the other Basic Documents to which it is a party and to administer the Issuer in the interest of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged (or caused to be discharged) its duties and responsibilities hereunder and under the other Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee or the Issuer hereunder or under any Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

     Section 6.03. Action Upon Instruction.
                   -----------------------

     (a) Subject to Article Four, and in accordance with the terms of the Basic Documents, the Certificateholders may, by written instruction, direct the Owner Trustee in the management of the Issuer.

     (b) The Owner Trustee shall not be required to take any action under this Agreement or any other Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms of this Agreement or any other Basic Document or is otherwise contrary to law.

     (c) Subject to Article Four, whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any other

Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Insurer or the Certificateholders, as applicable, requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Insurer or the Certificateholders received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate written instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

     (d) Subject to Article Four, in the event the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Insurer or the Certificateholders, as applicable, requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate written instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Certificateholders and shall have no liability to any Person for such action or inaction.

     Section 6.04. No Duties Except as Specified in this Agreement or in
                   -----------------------------------------------------
Instructions.  The Owner Trustee shall not have any duty or obligation to
------------
manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Issuer or to record this Agreement or any other Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens (other than the Lien of the Indenture) on any part of the Trust Estate that result from actions by, or claims against, the Owner Trustee in its individual capacity that are not related to the ownership or the administration of the Trust Estate.

     Section 6.05. No Action Except Under Specified Documents or Instructions.
                   ----------------------------------------------------------
The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Estate except in accordance with (i) the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) the other Basic Documents to which the Issuer is a party and
(iii) any document or written instruction delivered to the Owner Trustee pursuant to Section 6.03.

     Section 6.06. Restrictions.  The Owner Trustee shall not take any action
                   ------------
(i) that is inconsistent with the purposes of the Issuer set forth in Section
2.03 or (ii) that, to the actual knowledge of the Owner Trustee, would (a) affect the treatment of the Notes as indebtedness for federal income or California income or franchise tax purposes, (b) be deemed to cause a taxable exchange of the Notes for federal income or California income or franchise tax purposes or (c) cause the Issuer or any portion thereof to be taxable as an association or publicly traded partnership taxable as an association for federal income or California income or franchise tax purposes. The Certificateholders and the Insurer shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

                                 ARTICLE SEVEN

                         CONCERNING THE OWNER TRUSTEE

     Section 7.01. Acceptance of Trusts and Duties.  The Owner Trustee accepts
                   -------------------------------
the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts, but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Trust Estate upon the terms of this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful misconduct, bad faith or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Owner Trustee, in its individual capacity. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

          (a) the Owner Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Owner Trustee unless it is proved that the Owner Trustee was negligent in ascertaining the pertinent facts;

          (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken in good faith by it in accordance with the instructions of the Administrator, the Depositor, the Indenture Trustee, the Master Servicer, the Insurer or the Certificateholders;

          (c) no provision of this Agreement or any other Basic Document shall require the Owner Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder or under any other Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

          (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any Basic Document, including the principal of and interest on the Notes or the Certificates or payments of excess collections to the Seller, as holder of the Residual Interest;

          (e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate, or for or in respect of the validity or sufficiency of the Basic Documents, other than the signature and countersignature of the Owner Trustee and the certificate of authentication on the Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or Certificateholder, other than as expressly provided for in the Basic Documents;

          (f) the Owner Trustee shall not be liable for the default or misconduct of the Administrator, the Depositor, the Insurer, the Indenture Trustee, the Master Servicer, the Seller, or the Subservicer under any Basic Document or otherwise, and the Owner

     Trustee shall have no obligation or liability to perform the obligations of the Issuer under this Agreement or the other Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Seller, the Master Servicer, the Subservicer or the Depositor under the Sale and Servicing Agreement;

          (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of the Insurer or any of the Certificateholders, unless the Insurer or such Certificateholders, as applicable have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby; the right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable other than for its negligence, bad faith or willful misconduct in the performance of any such act; and

          (h) the Owner Trustee shall not be deemed to owe any fiduciary duty to the Insurer, and no implied duties or obligations with respect to the Insurer shall be read into this Agreement or any other Basic Document against the Owner Trustee.

     Section 7.02. Furnishing of Documents.  The Owner Trustee shall furnish
                   -----------------------
to the Certificateholders, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

     Section 7.03. Representations and Warranties.  The Owner Trustee, in its
                   ------------------------------
individual capacity, hereby represents and warrants to the Depositor for the benefit of the Certificateholders, that:

          (a) it is a Delaware banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

          (b) it has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf; and

          (c) neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby, nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

     Section 7.04. Reliance; Advice of Counsel.
                   ---------------------------

     (a) The Owner Trustee may rely upon, shall be protected in relying upon and shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement and the other Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any other Basic Document.

     Section 7.05. Not Acting in Individual Capacity.  Except as otherwise
                   ---------------------------------
provided in this Article, in accepting the trusts hereby created, Wilmington Trust Company acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Trust Estate for payment or satisfaction thereof.

     Section 7.06. Owner Trustee Not Liable for Certificates or Receivables.
                   --------------------------------------------------------
The recitals contained herein and in the Certificates (other than the signature and countersignature of the Owner Trustee and the certificate of authentication on the Certificates) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, any other Basic Document or the Certificates (other than the signature and the countersignature of the Owner Trustee on the Certificates and the certificate of authentication on the Certificates and the representations and warranties in Section 7.03) or the Notes, or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Certificateholders or the Seller, as holder of the Residual Interest, under this Agreement or the Noteholders under the Indenture, including the existence, condition and ownership of any

Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Issuer or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor, the Insurer, the Seller, the Master Servicer or the Subservicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Administrator, the Indenture Trustee, the Master Servicer or the Subservicer taken in the name of the Owner Trustee.

     Section 7.07. Owner Trustee May Own Certificates and Notes.  The Owner
                   --------------------------------------------
Trustee in its individual or any other capacity may become the Holder or pledgee of Certificates or Notes and may deal with the Depositor, the Administrator, the Insurer, the Indenture Trustee, the Seller, the Master Servicer and the Subservicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

                                 ARTICLE EIGHT

               COMPENSATION AND INDEMNIFICATION OF OWNER TRUSTEE

     Section 8.01. Owner Trustee's Fees and Expenses.  The Owner Trustee shall
                   ---------------------------------
receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Master Servicer and the Owner Trustee, and upon the formation of the Issuer, the Owner Trustee shall be entitled to be reimbursed by the Master Servicer for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

     Section 8.02. Indemnification.  The initial Master Servicer shall be
                   ---------------
liable as prime obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any other Indemnified Party in any way relating to or arising out of this Agreement, the other Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder; provided, however, that the initial Master Servicer shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.01. In no event will the initial Master Servicer or the Owner Trustee be entitled to make any claim upon the Owner Trust Estate for the payment or reimbursement of any Expenses. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the initial Master Servicer, which approval shall not be unreasonably withheld.

                                 ARTICLE NINE

                        TERMINATION OF TRUST AGREEMENT

     Section 9.01. Termination of Trust Agreement.
                   ------------------------------

     (a) This Agreement (other than the provisions of Article Eight) shall terminate and be of no further force or effect and the Issuer shall dissolve upon the earlier of (i) the payment to the Master Servicer, the Subservicer, the Noteholders, the Certificateholders and the Insurer of all amounts required to be paid to them pursuant to the terms of the Indenture, the Sale and Servicing Agreement, the Insurance Agreement and Article Five, (ii) the Distribution Date next succeeding the month which is one year after the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Issuer or (iii) upon the purchase of the Receivables by the Master Servicer in connection with an Optional Termination; provided, however, in each case, that the Insurance Policy shall have been terminated in accordance with its terms and returned to the Insurer for cancellation. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Issuer, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Issuer or the Trust Estate or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto.

     (b) Except as provided in Section 9.01(a), neither the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Issuer.

     (c) Notice of any termination of the Issuer, specifying the Distribution Date upon which Certificateholders shall surrender their Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to Certificateholders mailed within five Business Days of receipt of notice of such termination from the Master Servicer given pursuant to Section 8.01(b) of the Sale and Servicing Agreement, stating
(i) the Distribution Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Paying Agent shall cause to be distributed to Certificateholders, subject to Section 3808 of the Business Trust Statute amounts distributable on such Distribution Date pursuant to Section 5.02. The Master Servicer shall promptly notify each Rating Agency upon the final payment of the Certificates.

     (d) In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Subject to applicable escheat laws, any funds remaining in the Issuer after exhaustion of such remedies shall be distributed by the Owner Trustee to the Seller, as holder of the Residual Interest.

     (e) Upon the winding up of the Issuer, in accordance with Section 3808 of the Business Trust Statute, and its termination, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State.

     Section 9.02. Purchase of the Trust Estate; Prepayment of the
                   -----------------------------------------------
Certificates.
------------

     (a) The Certificates are subject to prepayment in whole, but not in part, at the direction of the Master Servicer pursuant to Section 8.01(a) of the Sale and Servicing Agreement, on any Distribution Date on which the Master Servicer exercises its option to purchase the assets of the Issuer pursuant to such
Section 8.01(a), and the amount paid by the Master Servicer shall be treated as collections of payments on the Receivables and applied to pay the unpaid principal amount of the Notes plus accrued but unpaid interest thereon plus the Certificate Balance plus accrued but unpaid interest thereon plus all amounts due to the Insurer under the Basic Documents or the Insurance Policy. The Owner Trustee shall furnish notice of such prepayment to each Certificateholder. If the Certificates are to be prepaid pursuant to this Section, the Prepayment Price shall be due and payable on the Prepayment Date.

     (b) Notice of prepayment of the Certificates under Section 9.02(a) shall be given by the Owner Trustee by first-class mail, postage prepaid, or by facsimile mailed or transmitted promptly following receipt by the Owner Trustee of notice from the Master Servicer pursuant to Section 8.01(a) of the Sale and Servicing Agreement, but not later than ten days prior to the applicable Prepayment Date, to each Holder of the Certificates as of the close of business on the Record Date preceding the applicable Prepayment Date, at such Holder's address or facsimile number appearing in the Certificate Register.

     All notices of prepayment shall state:

          (i)   the Prepayment Date;

          (ii)  the Prepayment Price; and

          (iii) the place where the Certificates are to be surrendered for payment of the Prepayment Price (which shall be the office or agency of the Certificate Registrar to be maintained as provided in Section 3.08).

     Notice of prepayment of the Certificates shall be given by the Owner Trustee in the name and at the expense of the Master Servicer. Failure to give notice of prepayment, or any defect therein, to any Certificateholder shall not impair or affect the validity of the prepayment of any Certificate.

     (c) The Certificates to be prepaid shall, following notice of prepayment as required by Section 9.02(b), become due and payable on the Prepayment Date at the Prepayment Price and (unless the Issuer shall default in the payment of the Prepayment Price) no interest shall accrue on the Prepayment Price for any period after the date to which accrued interest is calculated for purposes of calculating the Prepayment Price. Following payment in full of the Prepayment Price, this Agreement (other than the provisions of Article Eight) and the Issuer shall terminate in accordance with Section 9.01(a).

                                  ARTICLE TEN

                    SUCCESSOR AND ADDITIONAL OWNER TRUSTEES

     Section 10.01. Eligibility Requirements for Owner Trustee.  The Owner
                    ------------------------------------------
Trustee shall at all times (i) be a corporation satisfying the provisions of
Section 3807(a) of the Business Trust Statute, (ii) be authorized to exercise corporate trust powers, (iii) have a combined capital and surplus of at least $50,000,000, (iv) be subject to supervision or examination by federal or state authorities, (v) have (or have a parent that has) a long-term debt rating of investment grade by each of the Rating Agencies or otherwise be acceptable to each of the Rating Agencies and the Insurer and (vi) have the Required Rating or otherwise be acceptable to each of the Rating Agencies and the Insurer. If such corporation or banking association shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

     Section 10.02. Resignation or Removal of Owner Trustee.  The Owner
                    ---------------------------------------
Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator, the Depositor and the Insurer. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee (acceptable to the Depositor and, so long as no Insurer Default shall have occurred and be continuing, the Insurer, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

     If at any time the Owner Trustee shall cease to be eligible in accordance with Section 10.01 and shall fail to resign after written request therefor by the Administrator or the Insurer, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or the Owner Trustee shall otherwise become incapable of acting, then the Administrator or, so long as no Insurer Default has occurred and is continuing, the Insurer, may remove the Owner Trustee. If the Administrator or the Insurer shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee (acceptable to the Depositor and, so long as an Insurer Default shall not have occurred and be continuing, the Insurer) by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees and expenses owed to the outgoing Owner Trustee.

     Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section
10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each Rating Agency, the Insurer, the Depositor, the Certificateholders and the Indenture Trustee.

     Section 10.03. Successor Owner Trustee.  Any successor Owner Trustee
                    -----------------------
appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon, subject to the payment of all fees and expenses owed to the predecessor Owner Trustee, the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

     No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.

     Any successor Owner Trustee appointed pursuant to this Section shall file an amendment to the Certificate of Trust with the Secretary of State reflecting the name and principal place of business of such successor in the State of Delaware.

     Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice thereof to all Certificateholders, the Indenture Trustee, the Insurer, the Noteholders and each Rating Agency. If the Administrator shall fail to mail such notice within ten days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

     Section 10.04. Merger or Consolidation of Owner Trustee.
                    ----------------------------------------

     (a) If the Owner Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act, except the filing of an amendment to the Certificate of Trust, if required under the Business Trust Statute, shall be the successor Owner Trustee; provided, however, that such corporation or banking association must be otherwise qualified and eligible under Section 10.01. The Owner Trustee shall provide the Rating Agencies and the Insurer with prior written notice of any such transaction.

     (b) If at the time such successor or successors by consolidation, merger or conversion to the Owner Trustee shall succeed to the trusts created by this Agreement, in case at that time any of the Certificates shall have been authenticated but not delivered, any such successor to the Owner Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Certificates so authenticated, and in case at that time any of the Certificates shall not have been authenticated, any such successor to the Owner Trustee may authenticate such Certificates either in the name of any predecessor trustee or in the name of the successor to the Owner Trustee. In all such cases such certificates shall have the full force which the Certificates or this Agreement provide that the certificate of the Owner Trustee shall have.

     Section 10.05. Appointment of Co-Trustee or Separate Trustee.
                    ---------------------------------------------
Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or any Financed Vehicle may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Administrator and Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity and for the benefit of the Certificateholders, such title to the Issuer or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 10.01, except that such co-trustee or successor trustee shall have the Required Rating or otherwise be acceptable to each Rating Agency, and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to
Section 10.03.

     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (a) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred or imposed upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

            (b) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

            (c) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

     Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

     Section 10.06. Actions Outside of Delaware. Notwithstanding any other
                    ---------------------------
provisions of this Agreement to the contrary, neither Wilmington Trust Company nor the Owner Trustee shall be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent, approval, authorization or order of, or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction other than the State of Delaware, or under the laws of any political subdivision of any such jurisdiction, becoming payable by Wilmington Trust Company or (iii) subject Wilmington Trust Company to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by Wilmington Trust Company or the Owner Trustee, as the case may be, contemplated by this Agreement and the other Basic Documents. The Owner Trustee shall be entitled to obtain advice of counsel (which advice shall be an expense of the Master Servicer) to determine whether any action required to be taken pursuant to this Agreement results in the consequences described in clauses (i), (ii) or (iii) of the preceding sentence. In the event that such counsel advises the Owner Trustee that such action will result in such consequences, the Owner Trustee will appoint an additional trustee pursuant to Section 10.05 to proceed with such action.

                                ARTICLE ELEVEN

                                 MISCELLANEOUS

     Section 11.01.   Supplements and Amendments.
                      --------------------------

     (a) This Agreement may be amended from time to time by the Depositor and the Owner Trustee with prior written notice to the Rating Agencies and the Insurer, without the consent of any of the Noteholders or the Certificateholders and, so long as no Insurer Default shall have occurred and be continuing, with the consent of the Insurer to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or in any offering document used in connection with the initial offer and sale of the Notes or the Certificates or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement which will not be inconsistent with other provisions of this Agreement; provided, however, that (i) no such amendment may materially adversely affect the interests of any Noteholder or Certificateholder, (ii) no such amendment will be permitted unless an Opinion of Counsel is delivered to the Owner Trustee and the Insurer to the effect that such amendment will not cause the Issuer to be characterized for federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the federal income taxation of any Notes Outstanding or outstanding Certificates or any Noteholder or Certificateholder and (iii) no such amendment will be permitted without the consent of the Insurer if such amendment would reasonably be expected to materially adversely affect the interests of the Insurer.

     (b) This Agreement may be amended from time to time by the Depositor and the Owner Trustee with prior written notice to the Rating Agencies and, so long as no Insurer Default shall have occurred and be continuing, with the consent of the Insurer and with the consent of the Holders (as defined in the Indenture) of Notes evidencing not less than 51% of the Note Balance or, if the Notes have been paid in full, the Holders of Certificates evidencing not less than 51% of the Certificate Balance, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Agreement or modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that (i) no such amendment will be permitted unless an Opinion of Counsel is delivered to the Owner Trustee and the Insurer to the effect that such amendment will not cause the Issuer to be characterized for federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the federal income taxation of any Notes Outstanding or outstanding Certificates or any Noteholder or Certificateholder and (ii) no such amendment will be permitted without the consent of the Insurer if such amendment would reasonably be expected to materially adversely affect the interests of the Insurer; and, provided further, that, subject to the express rights of the Insurer under the Basic Documents, no such amendment may:

          (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the Receivables or distributions that are required to be made for the benefit of the Noteholders or the Certificateholders, or change any Interest Rate or the Certificate Rate, without the consent of all Noteholders and Certificateholders adversely affected by such amendment;

          (ii) reduce the percentage of the Note Balance or the percentage of the Certificate Balance the consent of the Holders of which is required for any amendment to this Agreement without the consent of all the Noteholders and Certificateholders adversely affected by the amendment; or

          (iii) adversely affect the rating assigned by either Rating Agency to any Class of Notes or the Certificates without the consent of the Holders (as defined in the Indenture) of Notes evidencing not less than 66 2/3% of the aggregate principal amount of the then outstanding Notes of such Class or the consent of the Holders of Certificates evidencing not less than 66 2/3% of the Certificate Balance.

     (c) An amendment to this Agreement shall be deemed not to materially adversely affect the interests of any Noteholder or Certificateholder if (i) the Person requesting such amendment obtains and delivers to the Owner Trustee an Opinion of Counsel to that effect or (ii) the Rating Agency Condition is satisfied.

     (d) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Depositor shall furnish written notice of the substance of such amendment or consent to the Indenture Trustee, the Insurer and the Rating Agencies.

     (e) It shall not be necessary for the consent of the Certificateholders, the Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

     (f) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall file such amendment or cause such amendment to be filed with the Secretary of State.

     (g) The Owner Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee's own rights, duties, liabilities or immunities under this Agreement or otherwise.

     (h) Prior to the execution of any amendment to this Agreement or any amendment to any other agreement to which the Issuer is a party, the Owner Trustee shall be entitled to receive and shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent in this Agreement to the execution and delivery of such amendment have been satisfied.

     Section 11.02.   No Legal Title to Trust Estate in Certificateholders. The
                      ----------------------------------------------------
Certificateholders shall not have legal title to any part of the Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided beneficial ownership interest therein only in accordance with Articles Five and Nine. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders to and in their beneficial ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

     Section 11.03.   Limitations on Rights of Others. The provisions of this
                      -------------------------------
Agreement are solely for the benefit of the Owner Trustee, the Indemnified Parties, the Depositor, the Certificateholders, the Insurer, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement or in the Certificates, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     Section 11.04.   Notices. All demands, notices and other communications
                      -------
under this Agreement shall be in writing, personally delivered, sent by telecopier, overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt in the case of (i) the Owner Trustee, at the Corporate Trust Office, (ii) the Depositor, in care of First Union Corporation at 707 Third Street, West Sacramento, California 95605, Attention: General Counsel, (iii) the Indenture Trustee, at the Corporate Trust Office (as defined in the Indenture), (iv) Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, (v) Standard & Poor's, to Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., 55 Water Street, 43rd Floor, New York, New York 10041,
Attention: Asset Backed Surveillance Department, (vi) the Insurer, to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention:
Insured Portfolio Management, Structured Finance or (vii) as to each of the foregoing, at such other address as shall be designated by written notice to the other parties. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder shall receive such notice.

     Section 11.05.   Severability. If any one or more of the covenants,
                      ------------
agreements, provisions or terms of this Agreement or the Certificates shall be for any reason whatsoever held invalid, illegal or unenforceable then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and the Certificates and shall in no way affect or impair the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement or of the Certificates or the rights of the Holders thereof.

     Section 11.06.   Counterparts. This Agreement may be executed by the
                      ------------
parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 11.07.   Successors and Assigns. All covenants and agreements
                      ----------------------
contained herein and in the Certificates shall be binding upon, and inure to the benefit of, each of the Depositor and its permitted assigns, the Owner Trustee and its successors and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

     Section 11.08.   Covenants of the Depositor. The Depositor shall not at
                      --------------------------
any time institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Agreement or any of the other Basic Documents.

     Section 11.09.   No Petition. The Owner Trustee (not in its individual
                      -----------
capacity but solely as Owner Trustee), by entering into this Agreement, each Certificateholder, by accepting a Certificate or a beneficial interest therein, and the Indenture Trustee and each Noteholder, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Agreement or any other Basic Document.

     Section 11.10.   No Recourse. Each Certificateholder by accepting a
                      -----------
Certificate acknowledges that such Certificateholder's Certificates represent beneficial interests in the Issuer only and do not represent interests in or obligations of the Depositor, the Seller, the Master Servicer, the Subservicer, the Administrator, the Owner Trustee, the Indenture Trustee or any of their respective Affiliates and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in the Certificates, this Agreement or any other Basic Document.

     Section 11.11.   Headings. The headings of the various Articles and
                      --------
Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     Section 11.12.   Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN
                      -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 11.13.   Certificates Nonassessable and Fully Paid.
                      -----------------------------------------
Certificateholders shall not be personally liable for obligations of the Issuer. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Issuer or for any reason whatsoever, and, upon the authentication thereof by the Owner Trustee pursuant to Section 3.03, 3.04 or 3.05, the Certificates are and shall be deemed fully paid.

     Section 11.14.   Master Servicer Payment Obligation. The Master Servicer
                      ----------------------------------
shall be responsible for the payment of all fees and expenses of the Issuer and the Trustees paid by any of them in connection with any of their obligations under the Basic Documents to obtain or maintain any required license under the Pennsylvania Motor Vehicle Sales Finance Act.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                   POOLED AUTO SECURITIES SHELF LLC,
                                     as Depositor

                                   By: /s/ John A. Foxgrover
                                       -----------------------------------------
                                                    John A. Foxgrover
                                                      Vice President

                                   WILMINGTON TRUST COMPANY,
                                     as Owner Trustee

                                   By: /s/ Patricia A. Evans
                                       -----------------------------------------
                                                    Patricia A. Evans
                                            Senior Financial Services Officer

                                                                       EXHIBIT A

                              FORM OF CERTIFICATE

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE AS SET FORTH IN THE TRUST AGREEMENT (AS DEFINED HEREIN). THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED                                                            $9,842,000
NO. R-1                                                      CUSIP NO. 465250AE8

                         ISUZU AUTO OWNER TRUST 2001-1

                        5.470% ASSET-BACKED CERTIFICATE

     evidencing a beneficial interest in the property of Isuzu Auto Owner Trust 2001-1, a Delaware statutory business trust (the "Issuer"), which property includes a pool of retail installment sale contracts secured by new and used motor vehicles sold by Isuzu Motors Acceptance Corporation, a California corporation, to Pooled Auto Securities Shelf LLC, a Delaware limited liability company (the "Depositor"), and sold by the Depositor to the Issuer. The property of the Issuer (other than the Certificate Distribution Account and the proceeds thereof) has been pledged by the Issuer to U.S. Bank National Association, a national banking corporation, as indenture trustee (in such capacity, the "Indenture Trustee"), pursuant to the indenture dated as of April 1, 2001 (the "Indenture") between the Issuer and the Indenture Trustee to secure the payment of the Notes issued thereunder.

     This certifies that Cede & Co. is the registered owner of a $__________ nonassessable, fully-paid, beneficial interest in the Issuer. The Issuer was created pursuant to the trust agreement, dated March 21, 2001, as amended and restated as of April 1, 2001 (the "Trust Agreement"), in each case between the Depositor and Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement or in the sale and servicing agreement, dated as of April 1, 2001 (the "Sale and Servicing Agreement"), among the Issuer, the Depositor, Isuzu Motors Acceptance Corporation, as seller (in such capacity, the "Seller") and master servicer (in such capacity, the "Master Servicer"), and The CIT Group/Sales Financing, Inc., as subservicer (the "Subservicer").

     This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Issuer includes: (i) a pool of retail installment sale contracts originated in connection with the sale of new or used motor vehicles (the "Receivables"); (ii) all monies due and paid under or in respect of the Receivables after the Cutoff Date (including proceeds of the repurchase by the Seller pursuant to Section 2.04 of the Sale and Servicing Agreement or the purchase by the Master Servicer pursuant to Section 3.08 or
8.01 of the Sale and Servicing Agreement); (iii) the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables; (iv) any proceeds of physical damage insurance policies and extended warranties relating to the Financed Vehicles and any proceeds of any credit life or credit disability insurance policies relating to the Receivables or the Obligors; (v) the Receivable Files; (vi) any proceeds of Dealer Recourse; (vii) the right to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and have been repossessed by or on behalf of the Issuer; (viii) all funds on deposit from time to time in the Accounts (including the Reserve Fund Initial Deposit) and the Certificate Distribution Account and in all investment income and proceeds thereof; (ix) the rights of the Depositor under the Receivables Purchase Agreement, including the right to require the Seller to repurchase Receivables from the Depositor, and the rights of the Issuer under the Sale and Servicing Agreement; (x) any Servicer Letter of Credit; and (xi) the proceeds of any and all of the foregoing.

     THE RIGHTS OF THE ISSUER IN THE FOREGOING PROPERTY OF THE ISSUER (OTHER THAN THE CERTIFICATE DISTRIBUTION ACCOUNT AND THE PROCEEDS THEREOF) HAVE BEEN PLEDGED TO THE INDENTURE TRUSTEE TO SECURE THE PAYMENT OF THE NOTES.

     This Certificate represents the right to receive principal on each Distribution Date in an amount equal to the aggregate amount, if any, payable from the Certificate Distribution Account in respect of principal on the Certificates pursuant to Section 5.02 of the Trust Agreement; provided, however, that this Certificate will not be entitled to receive principal until the Notes have been paid in full; and, provided further, that, if not paid prior to such date, the unpaid principal amount of this Certificate shall be due and payable on the earlier of the January 22, 2007 Distribution Date and the date, if any, on which the Master Servicer exercises its option to purchase the Receivables as described in the Sale and Servicing Agreement.

     This Certificate represents the right to receive interest in respect of the related Interest Period on each Distribution Date in an amount equal to one-twelfth of the product of (i) the rate per annum shown above and (ii) the principal amount of this Certificate outstanding on the preceding Distribution Date (after giving effect to all payments of principal made on such preceding Distribution Date) or, the principal amount of this Certificate on the Closing Date, in the case of the first Distribution Date.

     THE HOLDER OF THIS CERTIFICATE ACKNOWLEDGES AND AGREES THAT ITS RIGHTS TO RECEIVE DISTRIBUTIONS IN RESPECT OF THIS CERTIFICATE ARE SUBORDINATED TO THE RIGHTS OF THE NOTEHOLDERS AS DESCRIBED IN THE TRUST AGREEMENT, THE SALE AND SERVICING AGREEMENT AND THE INDENTURE.

     It is the intent of the Depositor, the Seller, the Master Servicer and the Certificateholders that, for purposes of federal income taxes, state and local income taxes and any other income taxes, the Certificates will be treated as indebtedness of the Issuer. The Depositor and any other Certificateholders, by acceptance of a Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as partnership interests in the Issuer.

     Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Certificates, the Trust Agreement or any of the other Basic Documents.

     Distributions on this Certificate will be made as provided in the Trust Agreement by the Paying Agent by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Certificate Registrar maintained for that purpose.

     The Certificates are entitled to the benefits of a financial guaranty insurance policy (the "Insurance Policy") issued by MBIA Insurance Corporation (the "Insurer"), pursuant to which the Insurer has unconditionally guaranteed the timely payment of the Certificate Distributable Amount on each Distribution Date, all as more fully set forth in the Trust Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if fully set forth on the face of this Certificate.

     Unless the certificate of authentication hereon has been executed by an authorized signatory of the Owner Trustee, by manual or facsimile signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     In WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Certificate to be duly executed as of the date set forth below.

Dated:  __________, 2001                  ISUZU AUTO OWNER TRUST 2001-1,

                                          By: WILMINGTON TRUST COMPANY,
                                              not in its individual capacity but
                                              solely as Owner Trustee


                                          By:
                                              _________________________________
                                                      Patricia A. Evans
                                              Senior Financial Services Officer


                 OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned Trust
                                  Agreement.

Dated:  _________, 2001                   WILMINGTON TRUST COMPANY,
                                          not in its individual capacity but
                                          solely as Owner Trustee


                                          By:_________________________________
                                                      Patricia A. Evans
                                              Senior Financial Services Officer

                            [REVERSE OF CERTIFICATE]

     This Certificate does not represent an obligation of, or an interest in, the Depositor, the Seller, the Master Servicer, the Subservicer, the Administrator, the Owner Trustee or any of their respective Affiliates, and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein, in the Trust Agreement or in the other Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement.

     The Trust Agreement permits the Depositor and the Owner Trustee, on behalf of the Issuer, with certain exceptions therein provided, to amend or waive from time to time certain terms and conditions set forth in the Trust Agreement without the consent of the Holders of the Certificates but with the consent of the Insurer (if an Insurer Default shall not have occurred and be continuing). The Trust Agreement also permits the Depositor and the Owner Trustee, on behalf of the Issuer, with certain exceptions as therein provided, to amend or waive certain terms and conditions set forth in the Trust Agreement with the consent of the Insurer (if an Insurer Default shall not have occurred and be continuing) and the Holders (as defined in the Indenture) of Notes evidencing not less than 51% of the Note Balance or, if the Notes have been paid in full, the Holders of Certificates evidencing not less than 51% of the Certificate Balance. Any such consent or waiver by the Insurer or the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     As provided in the Trust Agreement, the Transfer of this Certificate may be registered in the Certificate Register upon surrender of this Certificate for registration of Transfer at the office or agency of the Certificate Registrar maintained for that purpose in the Borough of Manhattan, The City of New York and a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in any authorized denomination and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge shall be made for any registration of Transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection therewith. The initial Certificate Registrar appointed under the Trust Agreement is the Owner Trustee.

     Each Certificateholder, by its acceptance of a Certificate, and each Certificate Owner, by its acceptance of a beneficial interest in the related Certificates, shall be deemed to have represented and warranted that such Certificateholder is not a Benefit Plan nor a person acting on behalf of a Benefit Plan nor using the assets of a Benefit Plan to effect the transfer of such Certificate, and is not an insurance company purchasing a Certificate with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60) that includes the assets of a Benefit Plan for purposes of the Plan Asset Regulation.

     The Certificates are issuable only in registered form in denominations as provided in the Trust Agreement, subject to certain limitations therein set forth.

     The Owner Trustee, the Certificate Registrar and any Paying Agent may treat the Person in whose name this Certificate is registered in the Certificate Register (as of the day of determination) as the owner of this Certificate for the purpose of receiving distributions pursuant to the Trust Agreement and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any Paying Agent shall be bound by any notice to the contrary.

     The Trust Agreement, with certain exceptions therein provided, and the Issuer shall terminate and be of no further force or effect upon the earlier of
(i) the payment to the Master Servicer, the Subservicer, the Noteholders, the Certificateholders and the Insurer of all amounts required to be paid to them pursuant to the terms of the Indenture, the Sale and Servicing Agreement, the Insurance Agreement and the Trust Agreement and (ii) the Distribution Date next succeeding the month which is one year after the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Issuer; provided, however, in each case, that the Insurance Policy shall have been terminated in accordance with its terms and returned to the Insurer for cancellation.

     This Certificate shall be governed by, and construed in accordance with, the laws of the State of Delaware, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE


________________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

the within Certificate, and all rights thereunder, and hereby irrevocably constitutes and appoints, attorney, to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:



                                              _______________________________*
                                                    Signature Guaranteed:


                                                  ________________________*


____________________________
*
     NOTICE: The signature to this assignment must correspond with the name of the registered Holder as it appears on the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar.